SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2006

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21976	13-3621051

State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers

FLYi, Inc. (Nasdaq: FLYi) announced today that Richard Kennedy has been appointed to the position of President of FLYi, Inc. and Independence Air, Inc., effective immediately. He retains the title of Corporate Secretary.

Mr. Kennedy joined the Company as General Counsel in 1996, and was appointed Vice President in 1997. He has been actively involved in leading the legal activities at the company and the Chapter 11 bankruptcy procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYi, INC.

July 19, 2006	By: _/s/ Richard Kennedy_____________
Richard Kennedy
President, General Counsel & Corporate Secretary